Exhibit 99.2
Abercrombie & Fitch
January 2008 Sales Release
Call Script
This is Eric Cerny, Manager of Investor Relations for Abercrombie & Fitch. The following is a summary of our sales results for the fiscal month ended January 31, 2009.
Before I begin, I remind you that any forward-looking statements I may make are subject to the Safe Harbor Statement found in our SEC filings.
Net sales for the four-week period ended January 31, 2009, were $191.5 million, a 13% decrease from net sales of $219.7 million for the four-week period ended February 2, 2008. Total Company direct-to-consumer net sales were $26.0 million for the four-week period ended January 31, 2009, a 7% increase from sales for the four-week period ended February 2, 2008. January comparable store sales decreased 20%. January sales results were favorably impacted by markdowns taken as part of the Company’s winter clearance event.
By brand, Abercrombie & Fitch comparable store sales were down 16%. Men’s comps were down by a mid single digit; women’s comps were down by a mid twenty. Transactions per store decreased 17%; average transaction value increased 1%.

Abercrombie & Fitch
January 2008 Sales Release
Call Script
For abercrombie, comparable store sales were down 24%. Boys comps were down by a mid teen; girls comps were down by a high twenty. Transactions per store decreased 21%; average transaction value decreased 1%.
Hollister comparable store sales were down 24%. Dudes comps were down by a low teen; Bettys comps were down by a high twenty. Transactions per store decreased 23%; average transaction value increased 2%.
RUEHL comparable store sales were down 17%. Men’s comps were down by a low double digit; women’s comps were down by a high teen. Transactions per store decreased 18%; average transaction value decreased 4%.
From a merchandise classification standpoint across all brands, stronger performing masculine categories included sweaters, jeans, and fragrance, while graphic tees and knit tops were weakest. Stronger performing feminine categories included sweaters, outerwear and woven shirts, while knit tops, fleece, and graphic tees were weakest.

Abercrombie & Fitch
January 2008 Sales Release
Call Script
Regionally, comparable store sales were down in all US regions and Canada. Comparable store sales were stronger in the flagship stores, particularly in the UK.
The Company will release its fourth quarter results on Friday, February 13, 2009, prior to the open of the market, followed by a conference call at 8:30 AM Eastern Time. To listen to the conference call, dial (800) 811-0667 and ask for the Abercrombie & Fitch Quarterly Call or go to www.abercrombie.com. The international call-in number is (913) 981-4901. This call will be recorded and made available by dialing the replay number (888) 203-1112 or the international number (719) 457-0820, followed by the conference ID number 6647238 or through www.abercrombie.com.
Thank You.

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